Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE	NYSE American: GORO
September 3, 2025

GOLD RESOURCE CORPORATION ANNOUNCES APPROXIMATELY $11.4 MILLION REGISTERED DIRECT OFFERING

Denver, Colorado – September 3, 2025 – Gold Resource Corporation (NYSE American: GORO) (the “Company”) today announces that it is pursuing a registered direct offering with certain investors for the purchase and sale of up to 25,315,960 shares of the Company’s common stock at a price of $0.45 per share (the “Shares”), resulting in estimated total gross proceeds of approximately $11.4 million cash (the “Offering”). The Company intends to use approximately $6.4 million of the net proceeds of the Offering to prepay in full the principal amount (including accrued interest) of the loan (the “Loan”) under that certain Loan Agreement, dated as of June 26, 2025, by and among the Company, Don David Gold Mexico S.A. de C.V., the Company’s wholly owned Mexican subsidiary (the “Don David Gold Mine”), and Francisco Javier Reyes de la Campa and Jaluca Limited as the lenders. The Company has the right to prepay the Loan, in whole or in part, at any time without penalty. The closing of the Offering is expected to take place on or about September 5, 2025, subject to the satisfaction of customary closing conditions.

The Shares were offered and will be sold by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-271913), including an accompanying prospectus, declared effective by the Securities and Exchange Commission (the “SEC”) on June 9, 2023. The Offering is being made only by means of a prospectus, including a prospectus supplement, that forms a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov.

The Offering will eliminate the outstanding debt from the Company’s balance sheet, enhancing financial flexibility and positioning the Company for long-term success. The remaining proceeds from the Offering after prepayment of the Loan will be used for working capital and general corporation purposes, including continuing the development of the Three Sisters vein system at the Don David Gold Mine and to support progress on the feasibility study and the permitting process for the Back Forty Project in Michigan.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About GRC:

Gold Resource Corporation is a gold and silver producer, developer, and explorer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico. Under the direction of an experienced board and senior leadership team, the Company’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico and to develop the Back Forty Project in Michigan, USA. For more information, please visit the Company’s website, located at www.goldresourcecorp.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking words such as “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, (i) the anticipated closing date of the Offering, (ii) the estimated amount of total gross proceeds received from the Offering and (iii) the anticipated use of net proceeds from the Offering. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation as of the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release. Forward-looking statements are subject to risks and uncertainties, including delays or challenges in satisfying the closing conditions of the Offering.  Additional risks related to the Company may be found in the periodic and current reports filed with the Securities and Exchange Commission by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which are available on the SEC’s website at www.sec.gov.

Contacts:

Chet Holyoak

Chief Financial Officer

Chet.Holyoak@GRC-USA.com

www.GoldResourceCorp.com